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                                                                 EXHIBIT - 23(D)



                         CONSENT OF FINANCIAL ADVISOR


We hereby consent to the use in this Registration Statement on Form S-4 of our draft letter to the Board of Directors of Eagle Bancorp, Inc. included as Annex B to the Prospectus/Joint Proxy Statement that is a part of this Registration Statement, and to the references to such letter and to our firm in such Prospectus/Joint Proxy Statement. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                         /s/ Wheat, First Securities, Inc.
                                         _________________________________
                                         WHEAT, FIRST SECURITIES, INC.



Richmond, Virginia
December 19 , 1995